Exhibit 3.14

Delaware

The Fist State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LUCKY BRAND DUNGAREES STORES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF OCTOBER, A.D. 1999, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LUCKY BRAND DUNGAREES STORES, INC.”

3113929 8100H	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
081177873	AUTHENTICATION: 7011637
You may verify this certificate online at corp. delaware.gov/authver.shtml	DATE: 12-09-08

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09: 00 AM 10/20/1999
991444069 - 3113929

STATE of DELAWARE

CERTIFICATE of INCORPORATION

of LUCKY BRAND DUNGAREES STORES, INC.

•                                          First: The name of this Corporation is Lucky Brand Dungarees Stores, Inc.

•                                          Second: Its registered office in the State of Delaware is to be located at 1013 Centre Road in the city of Wilmington, County of New Castle Zip Code 1980S. The registered agent in charge thereof is Corporation Service Company.

•                                          Third: The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation law of Delaware.

•                                          Fourth: The amount of the total authorized capital stock of this corporation is 10,000 shares of common stock, no par value.

•                                          Fifth: The name and mailing address of the incorporator are as follows:

Christopher T. Di Nardo

1 Claiborne Avenue

North Bergen, NJ 07047

•                                          I, The Undersigned, for the purpose of forming a corporation under the laws of State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 20th day of October, A.D. 1999.

BY:	/s/ Christopher T. Di Nardo
Christopher T. Di Nardo, Esq.
Incorporator

s/forms/delaware-form